UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2008

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2008, Paul J. Klaassen resigned as chief executive officer of Sunrise Senior Living, Inc. (the “Company”), effective at the next annual meeting of the Company’s stockholders expected to take place in November 2008. At that time, Mark S. Ordan, the Company’s chief investment and administrative officer, will become chief executive officer of the Company.

On July 15, 2008, the Company’s Board of Directors appointed Mr. Klaassen as the non-executive Chair of the Board, effective at the next annual meeting of stockholders. The Board also appointed Mr. Ordan as a director for an initial term of office expiring at the 2010 annual meeting of shareholders. When Mr. Klaassen becomes Chair of the Board, Lynn Krominga, the current Chair of the Board, will become Lead Independent Director of the Board. The press release issued by the Company on July 16, 2008 is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Ordan, 49, joined the Company as chief investment and administrative officer on March 19, 2008. From October 2006 until May 2007, Mr. Ordan served as chief executive officer and president of The Mills Corporation (“Mills”), a publicly traded developer, owner and manager of a diversified portfolio of regional shopping malls and retail entertainment centers. Mills was acquired by Simon Property Group and Farallon Capital in May 2007. Mr. Ordan served as a director of Mills from December 2006 until May 2007 and as Mills’ chief operating officer from March 2006 to October 2006. From January 2003 through February 2006, Mr. Ordan served as the non-executive Chairman of the Board of Trustees of Federal Realty Investment Trust (“Federal”), an equity real estate investment trust specializing in the ownership, management, development and redevelopment of high-quality retail and mixed-use properties. Until his resignation in October 2006, Mr. Ordan was a member of the Board of Trustees of Federal for 11 years. At Federal, Mr. Ordan was involved in strategic decision-making, as well as many aspects of Federal’s operations. From December 2003 to February 2006, Mr. Ordan was chief executive officer of Sutton Place Group, LLC, a gourmet food store chain operating under the names Balducci’s and High Noon. From 1999 to 2003, Mr. Ordan was chairman and chief executive officer of High Noon Always, Inc., an upscale quick-serve lunch operation (formerly known as Bethesda Retail Partners). From 1996 until 1999, Mr. Ordan was chief executive officer of Chartwell Health Management Inc., a health benefits brokerage firm, and from 1989 until 1996, he served as chairman, president and chief executive officer of Fresh Fields Markets, Inc., a natural and organic foods supermarket chain that was acquired by Whole Foods Market in 1996. Prior to that time, he held various positions in the equities division of Goldman Sachs & Co. Mr. Ordan serves on the Vassar College Board of Trustees, on the Board of Directors of Fidelity & Trust Bank, a regional banking institution, and on the Board of Visitors of the Smith School of Business.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Company press release dated July 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: July 17, 2008	By:	/s/ Richard J. Nadeau
Richard J. Nadeau Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Company press release dated July 16, 2008